Exhibit 99.1

Atlantic Coast Federal Corporation Announces Plans for CFO Succession


    WAYCROSS, Ga.--(BUSINESS WIRE)--March 2, 2007--Robert J. Larison, Jr., President and Chief Executive Officer of Atlantic Coast Federal Corporation (NASDAQ:ACFC), the holding company for Atlantic Coast Bank, today announced that the Company has implemented a succession plan for the position of Chief Financial Officer to provide current CFO, Jon C. Parker, Sr., with flexibility to deal with an ongoing illness.

    Under the plan, Parker (age 36) will take on the role of Chief Administrative Officer of Atlantic Coast Federal Corporation, with oversight of asset and liability management, review of potential acquisitions, and other matters. He will remain CFO during a transitional period expected to last over the next several months. The Company has appointed Dawna Miller (age 40) as Chief Financial Officer of Atlantic Coast Bank and as the Company's CFO-designate. When the transition is completed later this year, Parker is expected to relinquish his duties as CFO.

    Commenting on the announcements, Larison said, "We are grateful for Jon's contributions to our company's development and his stewardship over financial matters over the past several years - a period of tremendous change and growth for Atlantic Coast Federal Corporation. We know his guidance will make this transition a smooth one. Dawna's demonstrated leadership, corporate knowledge, and financial expertise make her an ideal candidate for this role, and we look forward to her contributions to our organization as we continue to build upon our success."

    Parker has served as Senior Vice President and Chief Financial Officer of Atlantic Coast Federal Corporation since its organization in 2003 and has been Senior Vice President and Chief Financial Officer of Atlantic Coast Bank and predecessors since 1999.

    A CPA, Miller most recently worked as an independent business consultant in Jacksonville, Florida. Prior to that, she served in several financial positions for units of National Australia Bank Limited, as well as Assistant Vice President, Assistant Controller, and Senior Accountant for Merrill Lynch Credit Corporation in Jacksonville. She also has served as Assistant Vice President and Internal Audit Manager for American National Bank and as Senior Internal Auditor for First Union National Bank.

    Miller earned an MBA degree and a Bachelor of Business
Administration from the University of North Florida. She also has obtained certification from the corporate governance program at Tulane University School of Law.

    Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings association that was organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. In November 2000, the credit union converted its charter from a federal credit union to a federal mutual savings association and, in January 2003, Atlantic Coast Federal Corporation was formed as the holding company. The Company completed its initial public stock offering in October 2004. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under the Investor Information section.

    Atlantic Coast Bank, with approximately $843 million in assets as of December 31, 2006, is a community-oriented financial institution. It serves southeastern Georgia and northeastern Florida through 14 offices, including a growing presence in the Jacksonville metropolitan area. Atlantic Coast Bank expects to open an additional branch in St. Johns County, Florida, in the coming year.

    This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

    CONTACT: Corporate Communications, Inc.
             Patrick J. Watson, 615-254-3376